Exhibit 99.1

November 12, 2015

Pulmatrix Reports 3rd Quarter Results; Provides Update on Business & Development Pipeline

LEXINGTON, MA — Pulmatrix, Inc. (NASDAQ: PULM) reports third quarter financial results and provides an update on the progress year to date on the business and its drug development pipeline. Since the beginning of the third quarter, the Company has achieved the following milestones:

•	Completed formulation of clinical candidates for a planned European pharmacokinetic bioequivalence study of PUR0200, in chronic obstructive pulmonary disease;

•	Reported Phase 1b clinical data on PUR0200 demonstrating it was well tolerated and achieved significant lung function improvement over a 24 hour period relative to placebo and comparable effects to the marketed reference product using a fraction of the active pharmaceutical ingredient;

•	Reported that PUR1900 was active and potent in in vitro preclinical models against Aspergillus fumigatus, a common fungal infection in Cystic Fibrosis, while achieving high lung concentrations and low systemic exposure in in vivo preclinical models;

•	Announced that the collaboration with Celdara, Inc. to develop an iSPERSE™ formulation of a novel biologic, CM-YJH01, was awarded a three-year, $1.7 million NIH Research grant to fund development of an inhaled treatment for idiopathic pulmonary fibrosis (IPF); and

•	Further strengthened the Company’s patent portfolio through the receipt of a composition of matter patent related to the iSPERSE™ technology.

“During the third quarter, we made progress across our development pipeline of inhaled therapeutics,” said Robert W. Clarke, Ph.D., chief executive officer of Pulmatrix. “In 2016, we expect to report data from the European bioequivalence study of our branded generic for COPD and begin clinical testing for what could become the first inhaled treatment for fungal infections in patients with Cystic Fibrosis. Lastly, as part of our efforts in IPF, we have selected our internal candidate for IND-enabling studies and, through our collaboration with Celdara, continued preclinical formulation studies for a novel biologic aimed at preventing epithelial cell death.”

Financials

Revenues for the third quarter of 2015 were $0.7 million, which were comprised of reimbursed formulation and clinical development expenses related to our research collaboration to develop PUR0200 for COPD. There was $30,000 of comparable revenues for the same period in 2014.

Research and development expenses for the third quarter of 2015 were $2.2 million, compared to $1.9 million for the same period last year. General and administrative expenses for the third quarter of 2015 were $3.1 million, including $2.3 million in non-cash stock based compensation resulting from the stock option grants issued in June 2015, compared to $0.7 million for the same period in 2014. Total operating expenses for the third quarter of 2015 were $5.3 million compared to $2.6 million for the same period in 2014.

Net loss for the third quarter of 2015 was $4.9 million compared to a net loss of $11.1 million in the same period last year. The decrease in net loss is attributable mostly to a $7.9 million interest expense related to the accretion of the debt discount on the notes payable to stockholders in the third quarter of 2014 as compared to interest expense of $0.2 million in the third quarter of 2015.

As of September 30, 2015, Pulmatrix had $22.0 million in cash and cash equivalents, compared to $25.5 million as of June 30, 2015.

“We continued to maintain fiscal discipline, while advancing our proprietary programs and working with our partner on implementing our COPD bioequivalence study,” said William Duke, Jr., chief financial officer of Pulmatrix. “Based on our current operating plan, we believe that we have sufficient capital to fund our pipeline and business activities into mid-2017, which we anticipate to be beyond multiple data readouts and other corporate milestones.”

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, an inhaled anti-fungal for patients with cystic fibrosis (CF), as well as PUR1500, an inhaled product for the treatment of idiopathic pulmonary fibrosis. In addition, Pulmatrix is pursuing opportunities in major pulmonary diseases through collaborations, including PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s most recent quarterly report on Form 10-Q filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Financial Tables to Follow

PULMATRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	At September 30, 2015	At December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,026	$451
Prepaid expenses and other current assets	1,333	380

Total current assets	23,359	831
Property and equipment, net	558	470
Long-term restricted cash	253	250
Intangible assets	7,534	—
Goodwill	15,942	—
Other assets	18	—

Total assets	$47,664	$1,551

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Convertible notes payable to stockholders, net of discount	$—	$39,703
Loan payable, net of debt discount	413	—
Accounts payable	927	216
Accrued expenses	1,135	3,544

Total current liabilities	2,475	43,463
Loan payable, net of current portion and debt discount	6,313	—
Derivative liability	11	—
Preferred stock warrant liability	—	1,309
Deferred tax liability	2,959	—

Total liabilities	11,758	44,772

Commitments Redeemable convertible preferred stock, $0.0001 par value—authorized 500,000 shares and 209,297,265 shares at September 30, 2015 and December 31, 2014, respectively
Series B redeemable convertible preferred stock, $0.01 par value — 0 shares and 180,980,200 shares designated at September 30, 2015 and December 31, 2014; 0 shares and 41,788,790 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively (liquidation preference of $0 and $20,894 at September 30, 2015 and December 31, 2014)	—	20,894
Seed Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 1,219,508 shares designated, issued and outstanding at September 30, 2015 and December 31, 2014, respectively (liquidation preference of $0 and $1,331 at September 30, 2015 and December 31, 2014)	—	1,331
Series A-4 Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 1,307,190 shares designated, issued and outstanding at September 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $4,000 at September 30, 2015 and December 31, 2014)	—	4,000
Series B-1 Redeemable Convertible Preferred Stock, $0.01 par value — 0 shares and 18,687,554 shares designated, issued and outstanding at September 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $9,344 at September 30, 2015 and December 31, 2014)	—	9,344
Junior Seed Convertible Preferred Stock, $0.01 par value — 0 shares and 410,000 shares designated, issued and outstanding at September 30, 2015 and December 31, 2014, respectively; (liquidation preference of $0 and $820 at September 30, 2015 and December 31, 2014)	—	4
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value — 100,000,000 shares and 233,500,000 shares authorized at September 30, 2015 and December 31, 2014; 14,696,100 shares and 188,625 shares issued and outstanding, including vested restricted stock units of 180,090 and 0, at September 30, 2015 and December 31, 2014, respectively	1	—
Additional paid-in capital	159,472	23,142
Accumulated deficit	(123,567)	(101,936)

Total stockholders’ equity (deficit)	35,906	(78,794)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$47,664	$1,551

PULMATRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$651	$30	$926	$38
Operating expenses
Research and development	2,193	1,929	4,721	5,420
General and administrative	3,119	695	14,929	2,071

Total operating expenses	5,312	2,624	19,650	7,491

Loss from operations	(4,661)	(2,594)	(18,724)	(7,453)
Interest expense	(220)	(7,885)	(731)	(14,754)
Loss on the conversion of convertible notes	—	—	(1,170)	—
Fair value adjustment of preferred stock warrant liability	—	(655)	1,309	620
Fair value adjustment of derivative liability	—	—	(2,291)	—
Other expense, net	(51)	—	(24)	(1)

Net loss	$(4,932)	$(11,134)	$(21,631)	$(21,588)

Net Loss Attributable to Common Stockholders	$(4,932)	$(11,147)	$(21,631)	$(21,627)

Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(59.60)	$(3.69)	$(115.78)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	14,654,427	187,044	5,860,758	186,792

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Investor Contact	Media Contact
Tom Baker	David Schull, Russo Partners
Direct: (617) 532-0624	Direct: (858) 717-2310
tbaker@pulmatrix.com	David.Schull@russopartnersllc.com